EXHIBIT 11.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation of our audit report on financial statements of Reachout Technology Corp. for the period from February 13, 2020 to December 31, 2020, dated September 23, 2021, included in Reachout Technology Corp.'s Registration Statement on Form 1-A Regulation A Offering Statement Under the Securities Act of 1933 dated October 12, 2021, and all references to our firm included therein.

/s/ Morison Cogen LLP

Blue Bell, Pennsylvania

November 5, 2021